Exhibit 99.1

THE NASDAQ STOCK MARKET LISTING QUALIFICATIONS DEPARTMENT 9600 BLACKWELL ROAD ROCKVILLE, MD 20850

By Facsimile and Regular Mail

July 12, 2006

Mr. Paul Bowman

Chief Financial Officer

American Mold Guard, Inc.

30200 Rancho Viejo Road, Suite G

San Juan Capistrano, California 92675

Re:	American Mold Guard, Inc. (the “Company”)
Nasdaq Symbol: AMGI

Dear Mr. Bowman:

In a Form 8-K dated July 10, 2006, the Company reported that Thomas C. Donnelly, a director of the Company and member of the audit committee, resigned on July 5, 2006. As a result, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Marketplace Rule 4350.

Consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), the Company will be provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or July 5, 2007, in order to regain compliance. The Company must submit to Nasdaq documentation, including biographies of any proposed directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance within this period, Staff will provide written notification that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Listing Qualifications Panel.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.1 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least

[1]	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) .

Mr. Paul Bowman

July 12, 2006

10 minutes prior to its public dissemination.2 For your convenience, we have enclosed a list of news services.3

In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

Please be advised that Marketplace Rule 4803(a) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days.4 Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

In addition, Nasdaq will broadcast an indicator over its market data dissemination network noting the Company’s non-compliance. The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, Nasdaq posts a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance on our website at www.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please contact Rachel Scherr, Senior Analyst, at (301) 978-8072.

Sincerely,

/s/ Randy Genau
Randy Genau
Associate Director
Nasdaq Listing Qualifications

[2]	This notice should be provided to the attention of Nasdaq’s MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq’s Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockviile, Maryland 20850.

[3]	The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

[4]	See, SEC Release No. 34-49424.

News Services List

Dow Jones News Wire Spot	Bloomberg Business News	PR Newswire
News	Newsroom	810 7th Avenue, 35th Floor
Harborside Financial Center	P.O. Box 888	New York, NY 10019
600 Plaza Two	400 College Road East	(800) 832-5522
Jersey City, NJ 07311-3992	Princeton, NJ 08540-0888	(800) 793-9313 FAX
(201) 938-5400	(609) 750-4500
(201) 938-5600 FAX	(609) 897-8394 FAX
(800) 444-2090
Email: release@Bloomberg.net

Businesswire	Reuters	MarketWire
44 Montgomery Street	Corporate News Desk	5757 West Century Blvd.
39th Floor	3 Times Square	2nd Floor
San Francisco, CA 94104	New York, NY 10036	Los Angeles, CA 90045
(415) 986-4422	(646) 223-6000	(800) 774-9473
(415) 788-5335 FAX	(646) 223-6001 FAX	(310) 846-3701 FAX